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                                                                    EXHIBIT i(5)

[DECHERT LLP LOGO]

                  January 25, 2005

                  ING Mutual Funds
                  7337 East Doubletree Ranch Road
BOSTON            Scottsdale, Arizona 85258-2034

BRUSSELS          Re.   ING Mutual Funds
                        Securities Act Registration No. 33-56094
FRANKFURT               Investment Company Act File No. 811-7428

HARRISBURG        Ladies and Gentlemen:

HARTFORD          We have acted as counsel to the ING Mutual Funds (the
                  "Trust"), a Delaware statutory trust, and its series, the ING
LONDON            International Value Choice Fund (the "Fund"), and have a
                  general familiarity with the Trust's business operations,
LUXEMBOURG        practices and procedures. In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to date,
NEW YORK          and are familiar with the proceedings of the Board of Trustees authorizing the creation of the Fund and its three classes of
NEWPORT BEACH     shares of beneficial interest denominated Class A, Class B, and Class C (the "Shares") and the issuance of such Shares to
PALO ALTO         the public.

PARIS

PHILADELPHIA      We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies,
PRINCETON         of various corporate records of the Trust and such other
                  instruments, documents and records as we have deemed necessary
SAN FRANCISCO     in order to render this opinion. We have assumed the
                  genuineness of all signatures, the authenticity of all
WASHINGTON        documents examined by us and the correctness of all statements of fact contained in those documents.

                  On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the above-captioned registration statement ("Registration Statement") as filed on or about January 25, 2005, will be legally issued, fully paid, and non-assessable by the Trust.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  Sincerely,

                  /s/ Dechert LLP

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